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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 of Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3 of our report dated February 4, 2002 (May 15, 2002 as to Note 15 and 16 and August 1, 2002 as to Note 2 and the financial statement schedule) appearing in a Current Report on Form 8-K of United Auto Group, Inc. dated August 7, 2002. We also consent to the reference to us under the headings "Experts" in this Registration Statement.


/s/  DELOITTE & TOUCHE LLP
New York, New York
August 14, 2002